UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  November 1, 2005

INSIGHTFUL CORP
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-020992

DE	04-2842217
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1700 Westlake Ave. N., Suite 500, Seattle, WA 98109
(Address of Principal Executive Offices, Including Zip Code)

(206) 802-2365
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On November 1, 2005, Insightful Corporation issued a press release announcing its financial results for the third quarter ended September 30, 2005. A copy of the press release is attached as Exhibit 99.1 and is incorporated into this current report by reference.

Item 8.01.	Other Events

On November 1, 2005, Insightful Corporation issued a press release announcing the appointment of Ron Faith as Vice President and General Manager of InFact and the promotion of Giovanni Marchisio to Vice President of Engineering-Text Analaysis and Search. A copy of the press release is attached as Exhibit 99.2 and is incorporated into this current report by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1	Press release dated November 1, 2005 announcing Insightful Corporation's financial results for the third quarter ended September 30, 2005
99.2
Press release dated November 1, 2005 announcing the appointment of Ron Faith as Vice President and General Manager of InFact and the promotion of Giovanni Marchisio to Vice President of Engineering-Text Analaysis and Search.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGHTFUL CORP

Date: November 1, 2005	By:	/s/ Kenneth J. Moyle, Jr.
Kenneth J. Moyle, Jr.
General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated November 1, 2005 announcing Insightful Corporation's financial results for the third quarter ended September 30, 2005
EX-99.2
Press release dated November 1, 2005 announcing the appointment of Ron Faith as Vice President and General Manager of InFact and the promotion of Giovanni Marchisio to Vice President of Engineering-Text Analaysis and Search.